UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

February 9, 2005
Date of report (Date of earliest event reported)

Magic Lantern Group, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-9502 (Commission file number)	13-3016967 (IRS Employer Identification No.)

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (905) 827-2755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01

Entry into a Material Definitive Agreement

The disclosure required to be provided herein is incorporated by reference to Item 3.02 below.

ITEM 3.02

Unregistered Sales of Equity Securities

On February 9, 2005, the Company entered into a Consulting Agreement with National Financial Communications Corp. ("NFC").  In consideration for NFC's commitment to provide services in accordance with the terms of that agreement, the Company issued NFC a common stock purchase warrant to purchase 750,000 shares of Common Stock, which warrant vests upon the achievement of certain performance milestones.  The exercise price of the warrant issued to NFC is calculated based upon the timing of the acceptance of individual Statements of Work by the Marketing Committee of the Company's Board of Directors.  The Company agreed to reserve 750,000 shares of Common Stock for issuance pursuant to the warrant, which Common Stock had previously been registered for resale pursuant to a registration statement on Form S-3/A (File No. 333-116147).

The warrant was issued to NFC in a transaction that was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated under the Securities Act.

A copy of the Consulting Agreement and a form of the common stock purchase warrant issued to NFC  are filed as exhibits to this report and are incorporated herein by reference.

ITEM 9.01

Financial Statements and Exhibits

Exhibit

Number

Description

10.1

Consulting Agreement dated February 9, 2005 by and between Magic Lantern Group, Inc. and National Financial Communications Corp.

10.2

Form of Common Stock Purchase Warrant issued to National Financial Communications Corp.

*  *  *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGIC LANTERN GROUP, INC.

Date: February 11, 2005

By:  /s/ Robert A. Goddard

       Robert A. Goddard

       President & CEO

Exhibit Index

Exhibit

Number

Description

10.1

Consulting Agreement dated February 9, 2005 by and between Magic Lantern Group, Inc. and National Financial Communications Corp.

10.2

Form of Common Stock Purchase Warrant issued to National Financial Communications Corp.